Exhibit 99.1
UNITED HOMES GROUP, INC. REPORTS 2025 FIRST QUARTER RESULTS

First Quarter 2025 Highlights
•Home closings of 252, a decrease of 19% year over year compared to 311 home closings in Q1 2024, resulting in revenue, net of sales discounts, of $87.0 million, a decrease of 14%
•Net new orders of 296, a decrease of 23% year over year compared to 384 net new orders in Q1 2024
•Net new orders and gross margin improved sequentially throughout the first quarter
•Average sale price ("ASP") of production-built homes increased to approximately $345,000 compared to $335,000 in Q1 2024
•Lot pipeline as of March 31, 2025 consists of approximately 7,500 lots owned or controlled by the Company or related parties
•Available liquidity of $86.9 million as of March 31, 2025, comprised of $25.0 million of cash and $61.9 million of unused committed capacity under our credit facility
COLUMBIA, SC., May 14, 2025 / United Homes Group, Inc. (the “Company”) (NASDAQ: UHG) today announced results for the first quarter ended March 31, 2025.
First Quarter 2025 Operating Results
For the first quarter 2025, net income was $18.2 million, or $0.31 per diluted share, which included income from the change in fair value of derivative liabilities of $21.2 million, with that change predominantly due to changes in fair value on potential earn-out consideration due to fluctuation in the stock price during the measurement period, representing a non-cash item. The earnout consideration would be paid in common shares upon reaching certain stock price hurdles. The Company is required to record the fair value of this earnout as derivative liabilities on the Condensed Consolidated Balance Sheets and to record changes in fair value of derivative liabilities on the Condensed Consolidated Statements of Operations, in each case until UHG shares reach certain predetermined values or expiration of the five year earnout period. Net income for the first quarter 2024 was $24.9 million, or $0.44 per diluted share, which included income from the change in fair value of derivative liabilities of $26.4 million. Total Stockholders' equity for the first quarter 2025 was $87.1 million. Adjusted book value1, which excludes the derivative liability and goodwill, was $95.7 million.
“We previously reported our first quarter sales and closings. Our sales pace began to improve during the second half of February, but given the slow sales pace in January, our closing volume was down during the quarter as we close a high proportion of homes sold during the first half of the quarter in the second half of the quarter," said Jamie Pirrello, Interim Chief Executive Officer of United Homes Group.
Pirrello continued, “We continued to make progress moving completed homes of an older design with low gross margins. Sequentially we saw meaningful improvement in sales and gross margins during the quarter. Our new home designs continue to achieve significantly higher gross margins. Our strategy of moving away from building all-spec inventory, and now offering pre-sales, is also achieving higher gross margins than our traditional spec sales. Additionally, our direct cost reduction initiative is delivering meaningful results. We expect to generate a vast majority of these savings in the second half of the year as they run through cost of sales.”
Revenue, net of sales discounts, for the first quarter 2025 was $87.0 million, compared to $100.8 million in the first quarter 2024. Home closings during the first quarter 2025 were 252 compared to 311 in the first quarter 2024. Net new home orders during the first quarter 2025 were 296 compared to 384 in the first quarter 2024. ASP of 251 production-built homes (which excludes one percentage of completion home) closed during the first quarter 2025 was approximately $345,000, compared to $335,000 during the first quarter 2024 for 286 production-built homes (which excludes one percentage of completion home and 24 build to rent homes), representing a 2.9% increase.
Gross profit percentage during the first quarter of 2025 was 16.2% compared to 16.0% during the first quarter 2024. The slight increase is attributable to a reduction in interest expense in cost of sales as a percentage of revenue, partially offset by an increase in incentive costs and price reductions to accelerate the sale of finished inventory. Adjusted gross profit
1 Adjusted book value is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

percentage2 in the first quarter 2025 was 18.8%, compared to 20.4% in the first quarter 2024. UHG's adjusted gross profit percentage decreased primarily due to the Company continuing to offer attractive sales incentives and price reductions to homebuyers.
“Gross margins increased 400 basis points between January and March, due in part to the closings of 23 homes that were newly refreshed plans with average gross margins of approximately 24%,” said Jack Micenko, President of United Homes Group. “In April we closed an additional 27 redesigned homes, and as of April 30th, we have 91 homes built with these newly refreshed plans in backlog with average gross margins of approximately 24% and another approximately 200 of these homes in various stages of construction," continued Micenko.
“Gross margins in April were stronger than the first quarter as we closed more of our higher margin refreshed plans and pre-sales,” stated Keith Feldman, Chief Financial Officer of United Homes Group. “Our direct cost reduction initiative is actively underway, and we are seeing strong results. We have already identified over $3.5 million of direct construction cost savings this year, and we expect to see a meaningful impact on earnings related to this initiative in the second half of 2025," continued Feldman.
Selling, general and administrative expenses ("SG&A") as a percentage of revenues was 18.6% in the first quarter 2025, which included $2.0 million of stock-based compensation. Excluding stock-based compensation, Adjusted SG&A3 for the first quarter 2025 was 16.3% of revenues.
Adjusted EBITDA4 during the first quarter 2025 was $2.9 million compared to $7.3 million during the first quarter 2024.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 8:30 a.m. Eastern Time on Wednesday, May 14, 2025. Interested parties can listen to the call live on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.unitedhomesgroup.com. Listeners should log into the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at 800-715-9871, or 646-307-1963 for international participants, Conference ID: 4731284 Those dialing in should do so at least ten minutes prior to the start of the call. An archive of the webcast will also be available on the Company’s website.
About United Homes Group, Inc.
The Company is a publicly traded residential builder headquartered near Columbia, SC. The Company focuses on southeastern markets with active communities in South Carolina, North Carolina and Georgia.
The Company employs a land-light operating strategy with a focus on the design, construction and sale of entry-level, first, second and third move-up single-family houses. The Company principally builds detached single-family houses, and, to a lesser extent, attached single-family houses, including duplex houses and town houses. The Company seeks to operate its homebuilding business in high-growth markets, with substantial in-migrations and employment growth.
Under its land-light lot operating strategy, the Company controls its supply of finished building lots through lot option contracts with third parties, related parties, and land bank partners, which provide the Company with the right to purchase finished lots after they have been developed. This land-light operating strategy provides the Company with the ability to amass a pipeline of lots without the risks associated with acquiring and developing raw land.
As the Company reviews potential geographic markets into which it could expand its homebuilding business, it intends to focus on selecting markets with positive population and employment growth trends, favorable migration patterns, attractive housing affordability, low state and local income taxes, and desirable lifestyle and weather characteristics.
Forward-Looking Statements
Certain statements contained in this earnings release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and
2 Adjusted gross profit percentage is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”
3 Adjusted SG&A is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”
4 Adjusted EBITDA is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words.
Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to, statements about our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:
•disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;
•volatility and uncertainty in the credit markets and broader financial markets;
•a slowdown in the homebuilding industry or changes in population growth rates in our markets;
•shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to changes in trade policies;
•increases in interest rates or inflationary pressures, including potential tariffs;
•our ability to execute our business model, including the success of our operations in new markets and our ability to expand into additional new markets;
•our ability to successfully integrate homebuilding operations that we acquire;
•our ability to realize the expected results of strategic initiatives;
•delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;
•changes in applicable laws or regulations;
•the outcome of any legal proceedings;
•our ability to continue to leverage our land-light operating strategy;
•the ability to maintain the listing of our securities on Nasdaq or any other exchange; and
•the possibility that we may be adversely affected by other economic, business or competitive factors.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
For further information regarding other risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and our quarterly reports on Form 10-Q, copies of which may be obtained from our website at https://ir.unitedhomesgroup.com/financials/sec-filings/default.aspx
Investor Relations Contact:
Drew Mackintosh
drew@mackintoshir.com
Mobile:  310-924-9036
Media Contact:
Erin Reeves-McGinnis
erinreevesmcginnis@unitedhomesgroup.com
Phone:  844-766-4663

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$25,016	$22,629
Restricted cash	2,920	2,920
Accounts receivable, net	7,072	4,122
Inventories	138,449	139,270
Real estate inventory not owned	6,074	8,445
Due from related party	196	191
Related party note receivable	511	532
Income tax receivable	4,185	2,079
Lot deposits	46,880	48,153
Investment in joint venture	908	691
Property and equipment, net	672	759
Operating right-of-use assets	2,614	2,779
Deferred tax asset, net	14,439	15,248
Prepaid expenses and other assets	7,011	8,283
Goodwill	9,280	9,280
Total Assets	$266,227	$265,381

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$19,672	$17,801
Syndicated line of credit	53,196	50,196
Liabilities from real estate inventory not owned	4,715	6,584
Due to related parties	515	122
Other accrued expenses and liabilities	13,181	14,545
Operating lease liabilities	2,781	2,958
Derivative liabilities	17,836	39,158
Term loan, net	67,230	67,150
Total Liabilities	179,126	198,514

Commitments and contingencies

Preferred Stock, $0.0001 par value; 40,000,000 shares authorized; none issued or outstanding.	—	—
Class A common stock, $0.0001 par value; 350,000,000 shares authorized; 21,628,512 and 21,607,007 shares issued and outstanding on March 31, 2025, and December 31, 2024, respectively.	2	2
Class B common stock, $0.0001 par value; 60,000,000 shares authorized; 36,973,876 shares issued and outstanding on March 31, 2025, and December 31, 2024, respectively.	4	4
Additional paid-in capital	55,991	53,937
Retained earnings	31,104	12,924
Total Stockholders' equity	87,101	66,867
Total Liabilities and Stockholders' equity	$266,227	$265,381

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue, net of sales discounts	$87,001	$100,838
Cost of sales	72,873	84,744
Gross profit	14,128	16,094

Selling, general and administrative expense	16,160	17,054
Net loss from operations	(2,032)	(960)

Other expense, net	(2,510)	(1,963)
Equity in net earnings from investment in joint venture	222	318
Change in fair value of derivative liabilities	21,209	26,380
Income before taxes	16,889	23,775
Income tax benefit	(1,291)	(1,163)
Net income	$18,180	$24,938

Earnings per share
Basic	$0.31	$0.52
Diluted	$0.31	$0.44

Weighted-average number of shares
Basic	58,595,204	48,362,589
Diluted	58,742,095	63,111,404

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
Adjusted gross profit is a non-GAAP financial measure used by management of the Company as a supplemental measure in evaluating operating performance. The Company defines adjusted gross profit as gross profit excluding the effects of capitalized interest expensed in cost of sales, amortization included in homebuilding cost of sales, abandoned project costs, non-recurring remediation costs, and severance expense in cost of sales. The Company’s management believes this information is meaningful because it separates the impact that capitalized interest and non-recurring costs directly expensed in cost of sales have on gross profit to provide a more specific measurement of the Company’s gross profits. However, because adjusted gross profit information excludes certain balances expensed in cost of sales, which have real economic effects and could impact the Company’s results of operations, the utility of adjusted gross profit information as a measure of the Company’s operating performance may be limited. Other companies may not calculate adjusted gross profit information in the same manner that the Company does. Accordingly, adjusted gross profit information should be considered only as a supplement to gross profit information as a measure of the Company’s performance.
The following table presents a reconciliation of adjusted gross profit to the GAAP financial measure of gross profit for each of the periods indicated (in thousands, except percentages).

	Three Months Ended March 31,
	2025	2024
Revenue, net of sales discounts	$87,001	$100,838
Cost of sales	72,873	84,744
Gross profit	$14,128	$16,094
Interest expense in cost of sales	1,501	3,513
Amortization in homebuilding cost of sales(a)	681	948
Abandoned project costs	55	—
Non-recurring remediation costs	—	59
Adjusted gross profit	$16,365	$20,614
Gross profit %(b)	16.2%	16.0%
Adjusted gross profit %(b)	18.8%	20.4%
______________________________
(a) Represents expense recognized resulting from purchase accounting adjustments
(b) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
Earnings before interest, taxes, depreciation and amortization, or EBITDA, and adjusted EBITDA are supplemental non-GAAP financial measures used by management of the Company. The Company defines EBITDA as net income before (i) capitalized interest expensed in cost of sales, (ii) interest expensed in other (expense) income, net, (iii) depreciation and amortization, and (iv) taxes. The Company defines adjusted EBITDA as EBITDA before stock-based compensation expense, amortization included in homebuilding cost of sales, severance expense, abandoned project costs, loss on extinguishment of Convertible Notes, change in fair value of derivative liabilities, transaction cost expense, and non-recurring remediation costs. Management of the Company believes EBITDA and adjusted EBITDA are useful because they provide a more effective evaluation of UHG’s operating performance and allow comparison of UHG’s results of operations from period to period without regard to UHG’s financing methods or capital structure or other items that impact comparability of financial results from period to period such as fluctuations in interest expense or effective tax rates, levels of depreciation or amortization, or unusual items. EBITDA and adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. UHG’s computations of EBITDA and adjusted EBITDA may not be comparable to EBITDA or adjusted EBITDA of other companies.
The following table presents a reconciliation of EBITDA and adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated (in thousands, except percentages).

	Three Months Ended March 31,
	2025	2024
Net income	$18,180	$24,938
Interest expense in cost of sales	1,501	3,513
Interest expense in other expense, net	2,461	2,142
Depreciation and amortization	492	450
Taxes	(1,245)	(1,122)
EBITDA	$21,389	$29,921
Stock-based compensation expense	1,957	1,510
Abandoned project costs	55	—
Amortization in homebuilding cost of sales(b)	681	948
Change in fair value of derivative liabilities	(21,209)	(26,380)
Transaction cost expense	—	1,225
Non-recurring remediation costs	—	59
Adjusted EBITDA	$2,873	$7,283
EBITDA margin(a)	24.6%	29.7%
Adjusted EBITDA margin(a)	3.3%	7.2%
______________________________
(a) Calculated as a percentage of revenue
(b) Represents expense recognized resulting from purchase accounting adjustments

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
Adjusted selling, general and administrative expense, or adjusted SG&A, is a supplemental non-GAAP financial measure used by management of the Company. UHG defines adjusted SG&A as SG&A, excluding the effects of stock-based compensation expense, transaction cost expense, and severance expense included in SG&A. Management of UHG believes adjusted SG&A provides useful information to investors because it enables an alternative assessment of the Company's operating results in a manner that is focused on its operating performance.
The following table presents a reconciliation of Adjusted SG&A to the GAAP financial measure of SG&A for the three months ended March 31, 2025 (in thousands, except percentages).

Three Months Ended March 31,
2025
Selling, general and administrative expense	$16,160
Stock-based compensation expense	1,957
Adjusted SG&A	$14,203
SG&A %(a)	18.6%
Adjusted SG&A %(a)	16.3%
______________________________
(a) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
Adjusted book value is a supplemental non-GAAP financial measure used by management of the Company. UHG defines adjusted book value as total stockholders' equity (book value), excluding the effect of goodwill and derivative instruments. Management of UHG believes adjusted book value is useful to investors because it excludes the impact of purchase accounting and fair value adjustments on derivative instruments which are not expected to result in economic gain or loss.
The following table presents a reconciliation of adjusted book value to the GAAP financial measure of total stockholders' equity for the period indicated (in thousands).

March 31, 2025
Total Stockholders' equity	$87,101
Derivative liabilities	17,836
Goodwill	(9,280)
Adjusted book value	$95,657

UNITED HOMES GROUP, INC
OPERATIONAL METRICS BY MARKET
$’s in millions

	Three Months Ended March 31,
	2025		2024		Period Over Period % Change
Market	Net New Orders	Closings	Net New Orders	Closings	Net New Orders	Closings
Coastal	39	45	68	45	-43%	—%
Midlands	151	124	209	150	-28%	-17%
Upstate	72	55	95	98	-24%	-44%
Rosewood	17	13	8	14	113%	-7%
Raleigh	17	15	4	4	325%	275%
Total	296	252	384	311	-23%	-19%

	As of March 31, 2025		As of March 31, 2024		Period Over Period % Change
Market	Backlog Inventory[5]	Backlog Value[6]	Backlog Inventory[5]	Backlog Value[6]	Backlog Inventory	Backlog Value
Coastal	42	$16.1	37	$12.3	14%	31%
Midlands	94	33.1	132	44.1	-29%	-25%
Upstate	45	13.6	80	19.2	-44%	-29%
Rosewood	14	10.0	10	6.0	40%	67%
Raleigh	6	2.5	3	1.9	100%	32%
Total	201	$75.3	262	$83.5	-23%	-10%
5 Backlog inventory consists of homes that are under a sales contract but have not closed. Backlog may be impacted by customer cancellations.
6 Backlog value is calculated as the total contract value of homes in backlog.